Exhibit 32.1

CERTIFICATION

I, Richard Beyer, Chairman of the Board and Chief Executive Officer of Freescale Semiconductor Holdings I, Ltd., certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)	the quarterly report on Form 10-Q for the quarterly period ended June 27, 2008 (the “Quarterly Report”), which this statement accompanies fully complies with the requirements of Section 13(a) or 15(d) for the Securities Exchange Act of 1934 (15 U.S.C. 78m) and

(2)	information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of Freescale Semiconductor Holdings I, Ltd.

This certificate is being furnished solely for purposes of Section 906.

Dated: July 28, 2008

/s/ RICHARD BEYER
Richard Beyer
Chairman of the Board and Chief Executive Officer, Freescale Semiconductor Holdings I, Ltd.